Exhibit 99.1

Yadkin Valley Financial Corporation Anticipates Revision of Fourth Quarter 2008 Financial Results Primarily Due to Loan Loss Provision

ELKIN, NC – February 27, 2009 – Yadkin Valley Financial Corporation (NASDAQ: YAVY) has announced that, in connection with the preparation, review and audit of its financial statements, it has concluded that it will record a greater fourth quarter 2008 provision for loan losses than originally reported on February 13, 2009, and will also make several other adjustments to the income and expenses originally reported for the quarter and year ended December 31, 2008.  Yadkin Valley currently anticipates that the items identified as requiring adjustment will decrease income before income taxes for these periods by an amount ranging between $2.5 million to $2.9 million.  Yadkin Valley has not finalized its audited financial statements, and the review process is ongoing in connection with its 2008 financial results.  This revision only relates to the fourth quarter and annual results for 2008 and is not expected to affect any financial statements previously filed by Yadkin Valley with the SEC for any period, and Yadkin Valley’s reports as filed may continue to be relied upon.

Due to this revision, Yadkin Valley expects it will report a material weakness in its internal control over financial reporting at December 31, 2008.  Yadkin Valley’s assessment of internal controls will be included in its Annual Report on Form 10-K for the year ended December 31, 2008.

As previously announced, the Yadkin Valley board of directors has unanimously agreed (with one abstention) to adjourn its special meeting of shareholders for its shareholders to vote on the proposed merger with American Community Bancshares, Inc.  Yadkin Valley and American Community anticipate sending supplemental proxy materials to their shareholders, which will include a description of American Community’s and Yadkin Valley’s 2008 year-end results, as well as the date, place, and time at which shareholder meetings for both Yadkin Valley and American Community will be reconvened, as soon as practicable.  The record date for the meetings remains unchanged at January 15, 2009 for both Yadkin Valley and American Community shareholders.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, Yadkin Valley and American Community filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a definitive joint proxy statement/prospectus. The Form S-4 was declared effective by the SEC on January 16, 2009, and the joint proxy statement/prospectus was first mailed to shareholders of Yadkin Valley and American Community on or about January 20, 2009. Each of Yadkin Valley and American Community may also file with the SEC other documents regarding the proposed merger. Shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Yadkin Valley and American Community, at the SEC’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to William A. Long, President and CEO, Yadkin Valley Financial Corporation, 209 North Bridge Street, Elkin, North Carolina 28621-3404, (336-526-6300), or to Randy P. Helton, President, CEO, and Chairman, American Community Bancshares, Inc., 4500 Cameron Valley Parkway, Suite 150, Charlotte, NC 28211, (704-225-8444), or by accessing Yadkin Valley’s website at http://www.yadkinvalleybank.com under “Documents” within the Investor Relations section or American Community’s website at http://www.americancommunitybank.com under “About Us/Investor Relations/SEC Filings.”

The information on Yadkin Valley’s and American Community’s websites is not, and shall not be deemed to be, a part of this letter or incorporated into other filings either company makes with the SEC.

SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Yadkin Valley and American Community and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Yadkin Valley and American Community in connection with the combination. Information about the directors and executive officers of Yadkin Valley and their ownership of Yadkin Valley common stock is set forth in the proxy statement, filed April 15, 2008, for Yadkin Valley’s 2008 annual meeting of shareholders, as filed with the SEC on Schedule 14A. Information about the directors and executive officers of American Community and their ownership of American Community common stock is set forth in the proxy statement, filed April 17, 2008, for American Community’s 2008 annual meeting of shareholders, as filed with the SEC on Schedule 14A. Additional information regarding the interests of those participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction.

FORWARD LOOKING STATEMENTS

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to (1) statements about the benefits of the combination of Yadkin Valley and American Community, including future financial and operating results, cost savings, and enhanced revenues, (2) statements with respect to Yadkin Valley’s and American Community’s plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. These statements are based upon the current beliefs and expectations of Yadkin Valley’s and American Community’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) expected revenue synergies and cost savings from the combination may not be fully realized or realized within the expected time frame; (2) revenues following the combination may be lower than expected; (3) the ability to obtain governmental approvals of the combination on the proposed terms and schedule; (4) the failure of either company’s shareholders to approve the combination; (5) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (6) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the combined company’s loan portfolio and allowance for loan losses; (7) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in either Yadkin Valley’s or American Community’s loan portfolio, which may result in increased credit risk-related losses and expenses; (8) changes in the U.S. legal and regulatory framework; (9) the risk that the preliminary financial information reported herein by Yadkin Valley and the current preliminary analysis of Yadkin Valley will be different when the Yadkin Valley review is finalized; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company. Additional factors that could cause Yadkin Valley’s or American Community’s results to differ materially from those described in the forward-looking statements can be found in Yadkin Valley’s and American Community’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Yadkin Valley and American Community or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Yadkin Valley and American Community do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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For additional information contact:

William A. Long, President and CEO

Edwin E. Laws, CFO

(336) 526-6300

Megan Malanga

Nvestcom Investor Relations

(954) 781-4393

megan.malanga@nvestcom.com